Exhibit 32.1
August 14, 2023
Via EDGAR
Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549

Re:	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Ladies and Gentlemen:
In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2023 (the "Report") of Chesapeake Granite Wash Trust (the “Trust”), as filed with the Securities and Exchange Commission on the date hereof, the undersigned, not in her individual capacity but solely as an officer of the trustee of the Trust, certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to her knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Trust.
The above certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and is not being filed as part of the Report or as a separate disclosure document. In giving the foregoing certifications, the undersigned has relied to the extent she considers reasonable on information provided to her by Diversified Energy Company PLC.

The Bank of New York Mellon Trust Company, N.A. Trustee for Chesapeake Granite Wash Trust
By:	/s/ Sarah Newell
Sarah Newell Vice President